UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 7, 2009

BONFIRE PRODUCTIONS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-145743	75-3260546
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		I.D. Number)

6302 Mesedge Drive, Colorado Springs, CO 80919
(Address of principal executive offices)

(719) 598-2469
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control of Registrant.

On April 7, 2009, funds were disbursed from escrow for the purchase of approximately 54% control of the Company. Three million five hundred thousand (3,500,000) shares were purchased for total consideration of twenty five thousand dollars ($25,000). The shares were purchased pursuant to an Affiliate Stock Purchase Agreement by Tim C. DeHerrera (1,166,667 shares), P. James Voloshin (1,166,667 shares) and Richard A. Luthman (1,166,666 shares). Control was assumed from Alexander Kulyashov pursuant to the Agreement.

As part of the purchase of control, Tim C. DeHerrera consented to act as President, Secretary and Director, P. James Voloshin consented to act as Treasurer and Director, and Richard Luthman consented to act as Executive Vice President, Chief Legal Officer and Director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonfire Productions, Inc.

Dated:April 8, 2009	By:	/s/ Tim C. DeHerrera
Tim C. DeHerrera
President